As filed with the Securities and Exchange Commission on February 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-2092143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2323 Victory Ave., Suite 1400	Eric L. Nitcher
Dallas, Texas 75219	Executive Vice President, General Counsel
(214) 871-3555	HF Sinclair Corporation
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)	2323 Victory Ave., Suite 1400 Dallas, Texas 75219 (214) 871-3555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Agent for Service)

Copy to:

Katherine Terrell Frank

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

PROSPECTUS

HF Sinclair Corporation

16,057,699 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDER

The shares of common stock, par value $0.01 per share, of HF Sinclair Corporation (“common stock”) may be offered from time to time, in one or more offerings, by the selling stockholder named in this prospectus or in any supplement to this prospectus or any transferee, assignee or other successor-in-interest that received shares of common stock from the selling stockholder (collectively, the “selling stockholder”). We will not receive any proceeds from the sale of these shares of common stock by the selling stockholder.

The selling stockholder may offer and sell these shares of common stock in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these shares of common stock and the manner in which the selling stockholder will offer these shares of common stock. The specific terms of any shares of common stock that the selling stockholder offers will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DINO.” The last reported sales price of our common stock on the NYSE on February 25, 2025 was $36.49 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2025.

References herein to HF Sinclair Corporation (“HF Sinclair”) include HF Sinclair and its consolidated subsidiaries. “Our,” “we” and “us” as used in this prospectus refer only to HF Sinclair Corporation and its consolidated subsidiaries or to HF Sinclair or to an individual subsidiary, as the context requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may from time to time offer and sell up to 16,057,699 shares of our common stock.

This prospectus provides you with a general description of the shares of common stock that are registered hereunder that may be offered by the selling stockholder. The specific terms of the shares of common stock that the selling stockholder offers, if not included in this prospectus or information incorporated by reference herein, will be provided in a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the Commission. Therefore, before you invest in our common stock, you should carefully read this prospectus and any prospectus supplement relating to the common stock offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide you with different information. The selling stockholder is offering to sell the common stock only in jurisdictions where offers and sales are permitted. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY

We are an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. We own and operate refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. We provide petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. We market our refined products principally in the Southwest United States, the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states, and we supply high-quality fuels to more than 1,600 branded stations and license the use of the Sinclair brand at more than 300 additional locations throughout the country. We produce renewable diesel at two of our facilities in Wyoming and our facility in New Mexico. In addition, our subsidiaries produce and market base oils and other specialized lubricants in the United States, Canada and the Netherlands, and export products to more than 80 countries.

Our common stock is listed on the NYSE under the ticker symbol “DINO.” Our principal corporate offices are located at 2323 Victory Ave., Suite 1400, Dallas, Texas 75219 and our telephone number is (214) 871-3555.

The Sinclair Transactions

On March 14, 2022 (the “Closing Date”), pursuant to that certain Business Combination Agreement dated August 2, 2021 (as amended, the “Business Combination Agreement”), HollyFrontier Corporation (“HollyFrontier”) and Holly Energy Partners, L.P. (“HEP”) announced the establishment of HF Sinclair as the new parent holding company of HollyFrontier and HEP and their subsidiaries, and the completion of their respective acquisitions (the “Sinclair Transactions”) of Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC (“STC”) from The Sinclair Companies (now known as REH Company, LLC (“REH Company” and, together with its subsidiaries, “REH”)). HF Sinclair acquired REH’s refining, branded marketing, renewables, and midstream businesses. At the time of closing, the Sinclair branded marketing business supplied high-quality fuels to more than 1,300 Sinclair branded stations and licensed the use of the Sinclair brand at more than 300 additional locations throughout the United States. The renewables business included the operation of a renewable diesel unit located in Sinclair, Wyoming. The refining business included two Rocky Mountains-based refineries located in Casper, Wyoming and Sinclair, Wyoming. Under the terms of that certain Contribution Agreement (as amended on March 14, 2022, the “Contribution Agreement”), HEP acquired STC, REH’s integrated crude and refined products pipelines and terminal assets, including approximately 1,200 miles of integrated crude and refined product pipeline supporting the Sinclair refineries and third parties, eight product terminals and two crude terminals with approximately five million barrels of operated storage.

Stockholders Agreement

In connection with the Business Combination Agreement, HF Sinclair entered into a stockholders agreement (the “Stockholders Agreement”) by and among HF Sinclair, REH Company and the stockholders of REH Company (each a “Stockholder” and collectively, the “Stockholders,” and along with REH and each of their permitted transferees, the “REH Parties”), which became effective at the closing of the Sinclair Transactions. On June 14, 2024, REH Company transferred its shares to its affiliate and permitted transferee, REH Advisors Inc., a Wyoming corporation (“REH Advisors”), which signed a joinder to the Stockholders Agreement.

Pursuant to the Stockholders Agreement, the REH Parties were entitled to designate for election or appointment, and did designate, (i) two persons to our board of directors (the “Board of Directors”) at the closing of the Sinclair Transactions and for so long as the REH Parties beneficially own common stock constituting not less than 15% of all of our outstanding common stock and (ii) one person to the Board of Directors for so long as the REH Parties beneficially own less than 15% but more than or equal to 5% of all of our outstanding common stock. The REH Parties currently have the right to designate one person for election or appointment to our Board of Directors and Mr. Ross B. Matthews currently serves as the REH Parties’ appointee on our Board of Directors.

In addition, until the earliest to occur of (i) the date on which the REH Parties beneficially own shares of our common stock constituting less than 5% of all of our outstanding common stock and (ii) the date on which a Change of Control (as defined in the Stockholders Agreement) occurs, the REH Parties are prohibited from transferring the shares of our common stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

We agreed to file, and did file, within five business days following the Closing Date, a shelf registration statement under the Securities Act of 1933 (as amended, the “Securities Act”), to permit the public resale of all the registrable securities held by the REH Parties and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective. If any shelf registration statement ceases to be effective under the Securities Act for any reason at any time, including by expiration of effectiveness, we agreed to file a subsequent shelf registration statement to permit the public resale of all registrable securities held by the REH Parties. The registration statement of which this prospectus forms a part is being filed in accordance with the Stockholders Agreement.

The REH Parties also agreed to certain customary standstill provisions described in the Stockholders Agreement. The standstill provisions terminated on the date on which the REH Parties beneficially owned shares of our common stock constituting less than 10% of all outstanding shares of our common stock.

In addition, the REH Parties have agreed to vote at any annual or special meeting of the stockholders all shares of our common stock held by them (i) in accordance with the Board of Director’s recommendations in respect of stockholder proposals and certain proposals submitted by us, including the ratification of our independent public accounting firm, ”say-on-pay” votes, and proposals relating to an incentive compensation plan or a material amendment thereof, and (ii) with respect to each nominee for election to the Board of Directors, either (in their sole discretion) (A) in accordance with the Board of Director’s recommendation, or (B) in the same proportion as the votes cast by our stockholders who are not REH Parties. The voting agreements will continue until the date on which the REH Parties are no longer entitled to nominate a director to the Board of Directors.

The HEP Merger Transaction

On December 1, 2023, pursuant to the Agreement and Plan of Merger dated as of August 15, 2023 (the “HEP Merger Agreement”) by and among HEP, HF Sinclair and the other parties thereto, HEP became an indirect, wholly owned subsidiary of HF Sinclair (the “HEP Merger Transaction”). Under the terms of the HEP Merger Agreement, each outstanding common unit representing a limited partner interest in HEP (an “HEP common unit”), other than the HEP common units already owned by HF Sinclair and its subsidiaries, was converted into the right to receive 0.315 shares of HF Sinclair common stock and $4.00 in cash, without interest.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Commission (File No. 001-41325). Our filings with the Commission are available to the public through the Internet at the Commission’s website at http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We make available free of charge on our Internet website at http://www.hfsinclair.com all of the documents that we file with the Commission as soon as reasonably practicable after we electronically file those documents with the Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the Commission.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information in this prospectus and information previously filed with the Commission. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) after the date of this prospectus until the offering of our common stock terminates or we have filed with the Commission an amendment to the registration statement of which this prospectus is a part that indicates that all common stock offered hereunder have been sold or that deregisters all common stock then remaining unsold (other than information furnished and not filed with the Commission):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 20, 2025 (File No. 001-41325);

•	our Current Reports on Form 8-K, filed on January 8, 2025, January 23, 2025 and January 24, 2025 (File No. 001-41325); and

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the description of our common stock contained in Exhibit 4.1 to the Current Report on Form 8-K-12B, filed on March 14, 2022, and Exhibit 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 21, 2024 (File No. 001-41325), including any amendment or report filed for the purposes of updating such description. We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

HF Sinclair Corporation

Attn: Executive Vice President, General Counsel

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

Telephone number: (214) 871-3555

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and some of the documents we incorporate by reference contain certain “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

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the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions;

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in our markets;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products;

•

the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at our suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions;

•

the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental, health and safety laws and regulations, related reporting requirements and pipeline integrity programs;

•	the availability and cost of our financing;

•	the effectiveness of our capital investments and marketing strategies;

•	our efficiency in carrying out and consummating construction projects, including our ability to complete announced capital projects on time and within capital guidance;

•	our ability to timely obtain or maintain permits, including those necessary for operations or capital projects;

•

our ability to acquire complementary assets or businesses to our existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline;

•	the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks, and the consequences of any such activities or attacks;

•

uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza and Hezbollah conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital;

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general economic conditions, including uncertainties regarding trade policies, such as the imposition of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation;

•	limitations on our ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and

•	other business, financial, operational and legal risks and uncertainties detailed from time to time in our Commission filings.

All forward-looking statements included in this prospectus and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. You should not put undue reliance on any forward-looking statements. This summary discussion should be read in conjunction with the discussion of the known material risk factors and other cautionary statements under the heading “Risk Factors” included in this prospectus, any prospectus supplement, and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, each incorporated by reference herein. The forward-looking statements speak only as of the date made and, other than as required by securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves risks. Before you invest in our common stock, you should carefully consider those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, and our subsequently filed Annual Reports on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus, any prospectus supplement and the documents we incorporate by reference.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the offered shares by the selling stockholder.

DESCRIPTION OF COMMON STOCK

We have summarized selected aspects of our common stock below. The summary is not complete. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated by-laws, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized common stock consists of 320,000,000 shares, par value $0.01 per share.

Dividend Rights

Each share of our common stock is entitled to participate equally in dividends as and when declared by our Board of Directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to them. Holders of our common stock do not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Liquidation Rights

If we liquidate or dissolve our business, whether voluntarily or involuntarily, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions.

Other Matters

The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for our common stock.

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares, par value $1.00 per share, issuable in series. Our Board of Directors can, without action by stockholders, issue one or more series of preferred stock. Our Board of Directors can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

Stockholder Proposals and Director Nominations

Our stockholders can submit stockholder proposals and nominate candidates for our Board of Directors if the stockholders follow advance notice procedures described in our amended and restated by-laws. Generally, stockholders must submit a written notice between 90 and 120 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting.

The notice must set forth specific information regarding the stockholder and the proposal or director nominee, as described in our amended and restated by-laws. These requirements are in addition to those set forth in the regulations adopted by the Commission under the Exchange Act.

Proxy Access

Our amended and restated by-laws permit a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated by-laws and subject to the other terms and conditions set forth in our amended and restated by-laws. A stockholder’s proxy access notice must be submitted not less than 120 calendar days before the first anniversary of the date our proxy statement was released to stockholders for the previous year’s annual stockholders’ meeting.

Stockholder Meetings; Action by Written Consent

Pursuant to our amended and restated by-laws, special meetings of stockholders may be called by the Chief Executive Officer or at the request in writing of a majority of our Board of Directors, a majority of the Executive Committee of HF Sinclair, or of stockholders owning at least twenty-five percent (25%) of the outstanding shares of our common stock; provided, however, that each such stockholder (i) is a stockholder of record at the time such stockholder gives the notice required under our amended and restated by-laws and at the time of the special meeting of stockholders, (ii) is entitled to vote at such special meeting of stockholders, and (iii) complies with the notice and other procedures set forth in our amended and restated by-laws. Such notice must include the same information required for a stockholder proposal and be submitted to our Board of Directors as described in our amended and restated by-laws. At any special meeting of the stockholders, only such nominations or business may be conducted or considered as shall have been properly brought before the special meeting pursuant to the notice of meeting as described in our amended and restated by-laws.

Our stockholders may act by written consent without a meeting, subject to the requirements in our amended and restated by-laws for setting a record date for the written consent. Any stockholder seeking to have the stockholders authorize or take corporate action must request that our Board of Directors fix a record date. Such notice must include the same information required for a stockholder proposal and be submitted to our Board of Directors as described in our amended and restated by-laws.

Size of Board and Vacancies; Removal

Our amended and restated by-laws provide that our Board of Directors will consist of between three and fourteen directors, as determined by resolution of the Board of Directors. Directors are elected to hold office until the next annual meeting. Vacancies on our Board of Directors shall be filled by a majority of the directors then in office.

Our amended and restated by-laws provide that at any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes then entitled to vote in the election of directors, be removed from office with or without cause.

Delaware Anti-takeover Statute

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our Board of Directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the stockholder becoming a 15% stockholder, the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

•

after the transaction in which that person became a 15% stockholder, the business combination is approved by our Board of Directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203 of the DGCL, these restrictions do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of such directors.

Other Provisions

Our amended and restated by-laws provide that our amended and restated by-laws may be amended or repealed, or new by-laws may be adopted, only by the affirmative vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of our Board of Directors.

Our amended and restated certificate of incorporation also provides that our Board of Directors is expressly authorized to amend or repeal our amended and restated by-laws.

Listing

Our common stock is listed on the NYSE and trades under the symbol “DINO.”

Transfer Agent and Registrar

EQ Shareowner Services is our transfer agent and registrar.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any of the common stock. The selling stockholder may sell the common stock offered pursuant to this prospectus and any accompanying prospectus supplement directly, through agents or to or through underwriters, brokers or dealers, in privately negotiated transactions, in a combination of any such methods of disposition, and through any other method permitted pursuant to applicable law. The selling stockholder may distribute the common stock offered pursuant to this prospectus and any accompanying prospectus supplement from time to time in one or more transactions at: a fixed price; market prices prevailing at the time of sale; prices related to prevailing market prices; at varying prices determined at the time of sale; or negotiated prices. The selling stockholder may make sales of our common stock on the NYSE or otherwise at prices and under terms prevailing at the time of sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions. The selling stockholder may also distribute the common stock to its own stockholders.

In connection with sales of the common stock under this prospectus and subject to compliance with the Stockholders Agreement, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may engage in short sales, short sales against the box, puts and calls and other transactions in common stock, or derivatives thereof, and may sell and deliver their common stock in connection therewith, or loan or pledge the common stock to broker-dealers that in turn may sell them. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, the selling stockholder may from time to time sell common stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. The selling stockholder may be required by the securities laws of certain states to offer and sell the common stock only through registered or licensed brokers or dealers.

As of the date of this prospectus, neither we nor any selling stockholder has engaged any underwriter, broker, dealer or agent in connection with the distribution of common stock pursuant to this prospectus by the selling stockholder. The aggregate net proceeds to the selling stockholder from the sale of their common stock offered hereby will be the sale price of those shares, less applicable commissions, if any, and other expenses of issuance and distribution not borne by us.

We will pay the costs and expenses related to the registration and offering of the common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions (and similar fees or arrangements associated therewith) and transfer taxes allocable to each selling stockholder’s sale of its respective common stock; these expenses will be paid by the selling stockholder.

In offering the common stock covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.

The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. Pursuant to the Stockholders Agreement, we have agreed to indemnify the selling stockholder against certain liabilities to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus, including liabilities arising under the Securities Act. We may indemnify underwriters, brokers, dealers and agents against specific liabilities to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus, including liabilities under the Securities Act.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder of up to an aggregate of 16,057,699 shares of common stock owned by the selling stockholder, all of which were initially issued by us to REH (then known as The Sinclair Companies), pursuant to the terms of the Business Combination Agreement, or were shares of common stock issued pursuant to the terms of the HEP Merger Agreement upon conversion of HEP common units initially issued by us to REH (then known as The Sinclair Companies) pursuant to the terms of the Contribution Agreement. See the section of this prospectus captioned “The Company—The Sinclair Transactions” and “—The HEP Merger Transaction” for descriptions of the Sinclair Transactions and related Stockholders Agreement and HEP Merger Transaction. The selling stockholder is an affiliate of REH and a transferee of the share consideration initially issued to REH at the closings of the Sinclair Transactions and HEP Merger Transaction, respectively.

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholder on or before the date hereof with respect to the beneficial ownership of the shares of common stock held by the selling stockholder as of the close of business of January 30, 2025. We have not independently verified this information. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of common stock that will be held by the selling stockholder upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any selling stockholder and the number of shares of common stock registered on its behalf. For purposes of the table below, we assume that the selling stockholder will sell all of its shares of common stock covered by this prospectus.

To our knowledge, except as may be disclosed or incorporated by reference in this prospectus or in a prospectus supplement, the selling stockholder does not have and within the past three years has not had, any position, office or other material relationship with us or any of our affiliates, except (a) the selling stockholder beneficially owns an aggregate of 8.5% of our common stock, and (b) pursuant to the Stockholders Agreement, the REH Parties, which include the selling stockholder, together with certain of its affiliates and transferees, currently have the right to designate for election or appointment one individual to serve on the Board of Directors of HF Sinclair, among other agreements. Mr. Matthews currently serves as the REH Parties’ designee on our Board of Directors. To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholder is not a broker-dealer.

The percentage of shares of common stock owned by the selling stockholder, both before and after the offering, is based on 188,407,343 shares of common stock outstanding as of February 14, 2025. Information with respect to shares of common stock beneficially owned after the offering assumes the sale of all the shares of common stock offered and no other purchases or sales of the shares of common stock.

Selling Stockholder(1)	Number and Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to Completion of Offering		Number and Percentage of Outstanding Shares of Common Stock Beneficially Owned After the Completion of Offering
REH Advisors Inc.	16,057,699	8.5%	0	0.00%

(1)

Includes 16,057,699 shares of common stock directly owned by REH Advisors. REH Advisors is the primary and direct beneficial owner of the shares indicated above, and the board of directors of REH Advisors has all voting and investment power with respect to such shares. The mailing address of REH Advisors is 2800 West Lincolnway, Cheyenne, Wyoming 82009.

No offer or sale may occur unless the registration statement that includes this prospectus has become effective and remains effective at the time any selling stockholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the common stock will be passed upon by Vinson & Elkins L.L.P., Dallas, Texas, as our legal counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of HF Sinclair Corporation appearing in HF Sinclair Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of HF Sinclair Corporation’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the common stock registered hereby. With the exception of the Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Listing fees		**
Miscellaneous		**

Total	$	**

*

In accordance with Rule 415(a)(6) under the Securities Act, this registration statement carries over, as of the date of filing of this registration statement, 16,057,699 shares of common stock previously registered under the registrant’s registration statement on Form S-3 (File No. 333-263722) (which we refer to as the “Prior Registration Statement”), which was filed with the Commission and became automatically effective on March 21, 2022, which shares remain unsold under the Prior Registration Statement (which we refer to as the “Previously Registered Unsold Securities”). In connection with the registration of the offering and sale of the Previously Registered Unsold Securities under the Prior Registration Statement, the registrant previously paid the applicable registration fee (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) (which we refer to as the “Previously Paid Registration Fee”), which will continue to be applied to the Previously Registered Unsold Securities. Accordingly, no registration fee is due upon the filing of this registration statement. In accordance with Rule 415(a)(6), the offering of Previously Registered Unsold Securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

**	Estimated expenses not currently known.

Item 15.	Indemnification of Directors and Officers

HF Sinclair is incorporated under the laws of the State of Delaware.

Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his or her conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

HF Sinclair’s amended and restated certificate of incorporation and amended and restated by-laws provide that HF Sinclair must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was one of HF Sinclair’s directors or officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL (“Section 102(b)”) authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. HF Sinclair’s amended and restated certificate of incorporation limits the liability of its directors to it or its stockholders to the fullest extent permitted by Section 102(b). Specifically, HF Sinclair’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to HF Sinclair or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the Commission, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws. We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated by-laws and to provide additional procedural protections.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

We may enter into one or more underwriting agreements which provide that the underwriters will be obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

2.1†	Business Combination Agreement, dated as of August 2, 2021, by and among HollyFrontier Corporation, HF Sinclair Corporation (formerly known as Hippo Parent Corporation), Hippo Merger Sub, Inc., REH Company (formerly known as The Sinclair Companies), and Hippo Holding LLC (incorporated by reference to Exhibit 2.1 of HollyFrontier Corporation’s Current Report on Form 8-K filed August 3, 2021, File No. 001-03876).

2.2	Contribution Agreement, dated as of August 2, 2021, by and among Holly Energy Partners, L.P., The Sinclair Companies, and Sinclair Transportation Company (incorporated by reference to Exhibit 2.1 of Holly Energy Partners, L.P.’s Current Report on Form 8-K dated August 3, 2021, File No. 1-32225).

2.3†	Agreement and Plan of Merger, dated August 15, 2023, by and among HF Sinclair Corporation, Navajo Pipeline Co., L.P., Holly Apple Holdings LLC, Holly Energy Partners, L.P., HEP Logistics Holdings, L.P., and Holly Logistic Services, L.L.C. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed August 16, 2023, File No. 1-41325).

4.1	Amended and Restated Certificate of Incorporation of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K12B filed March 14, 2022, File No. 001-41235).

4.2	Amended and Restated By-Laws of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed February 6, 2024, File No. 001-41235).

4.3	Stockholders Agreement, entered into as of August 2, 2021, by and among HF Sinclair Corporation (formerly known as Hippo Parent Corporation), REH Company (formerly known as The Sinclair Companies), REH Advisors Inc. and the other stockholders set forth on Schedule I thereto, as may be amended from time to time (incorporated by reference to Exhibit 10.1 of HollyFrontier Corporation’s Current Report on Form 8-K filed August 3, 2021, File No. 001-03876).

5.1*	Opinion of Vinson & Elkins L.L.P. regarding the validity of the common stock being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature pages).

107*	Filing Fee Table

*	Filed herewith.
**	To be filed either by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.
†

Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulations S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 2025.

HF SINCLAIR CORPORATION

By:	/s/ Timothy Go
Name:	Timothy Go
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Timothy Go, Atanas H. Atanasov and Vivek Garg, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on February 26, 2025.

Signature	Title

/s/ Timothy Go Timothy Go	Chief Executive Officer and President and Director

/s/ Atanas H. Atanasov Atanas H. Atanasov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Vivek Garg Vivek Garg	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Franklin Myers Franklin Myers	Chairman of the Board

/s/ Anne-Marie N. Ainsworth Anne-Marie N. Ainsworth	Director

/s/ Anna C. Catalano Anna C. Catalano	Director

Signature	Title

/s/ Leldon E. Echols Leldon E. Echols	Director

/s/ Manuel J. Fernandez Manuel J. Fernandez	Director

/s/ Rhoman J. Hardy Rhoman J. Hardy	Director

/s/ Jeanne Johns Jeanne Johns	Director

/s/ Craig Knocke Craig Knocke	Director

/s/ Robert J. Kostelnik Robert J. Kostelnik	Director

/s/ Ross B. Matthews Ross B. Matthews	Director